UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 13 ,2026

KORTH DIRECT MORTGAGE INC.

(Exact name of registrant as specified in its charter)

Florida	000-1695962	27-0644172
(State or other Jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

135 San Lorenzo Avenue, Suite 600, Coral Gables, Florida 33133

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 567-3117

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
n/a	n/a	n/a

The Registrant voluntarily files Exchange Act Reports and has filed all Exchange Act reports for the preceding 12 months.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

The Company was notified that Carr, Riggs, & Ingram, LLC (“CRI”) acquired, effective as of January 1, 2026, certain assets related to the capital markets practice of Berkowitz Pollack Brant Advisors + CPAs, LLP (“BPB”). In conjunction with this transaction, on January 13, 2026, the Company received notification from BPB that they were resigning as the Company’s independent registered public accounting firm, effective immediately. On January 20, 2026, the Company’s Board of Directors approved the appointment of CRI as the Company’s new independent registered public accounting firm.

BPB’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2024 and December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2026	KORTH DIRECT MORTGAGE INC.

	By:	/s/ Holly C. MacDonald-Korth
Holly C. MacDonald-Korth,
President and Chief Executive Officer